Exhibit 10.1

Certain identified information has been excluded from the exhibit filed herewith because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Such excluded information is indicated by brackets and asterisks (“[***]”) in the filed exhibit.

DATED 28TH MAY 2026

BETWEEN

TREASURE GLOBAL INC

(Registration No.: 790821)

(“the Company”)

AND

NEXE CLOUD LIMITED

(BVI Registration No.: 2175333)

(“the Developer”)

SOFTWARE DEVELOPMENT AGREEMENT

THIS SOFTWARE DEVELOPMENT AGREEMENT (“Agreement”) is made on this day of 28th May 2026 (“Agreement Date”)

BETWEEN

TREASURE GLOBAL INC (Registration No. 790821), a company incorporated in State of Delaware and having an address for service at 276, 5th Avenue Suite, 704 #739 New York, NY10001 (the “Company”) of the one part.

AND

NEXE CLOUD LIMITED (BVI Company No. 2175333), a company incorporated under the laws of British Virgin Islands and having registered address at TMF (B.V.I) of Palm Grove House, P.O. Box 438, Road Town, Tortola, VG 1110, British Virgin Islands (the “Developer”) of the other part.

(the Company and the Developer may individually be referred to as a “Party” and collectively, as the “Parties”)

RECITALS:

(A)	The Developer is in the business of, amongst others, technology services activities and has experience in providing application, services, turkey solution on the software development in various aspect, including customization, software design layout, enterprise architecture, infrastructure, data integration, BI visualisation, mobile reporting and other intelligent activation.

(B)	The Company now wishes to appoint Developer to provides the software development and such related services and work product as may be required by the Company from time to time in relation to business intelligence system for the Company and its subsidiaries, as more particularly described in Clause 3 of this Agreement (“Scope of Services”), and the Developer desire to perform the Services in accordance with the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual rights and obligations hereunder, the Parties mutually agree as follows:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Unless the context otherwise requires, the following expressions shall have the meanings assigned to them below:

“Acceptance Test”	means such tests as may be conducted in accordance with Clause 4 and the applicable to the Scope of Services to determine whether any software Deliverable meets the requirement of this Agreement and the Specification.

“Applicable Laws”	means all applicable provisions of all (a) laws, statutes, regulations, constitution, guidelines, directives, order of any governmental authority, rules and regulations; (b) governmental approvals; and (c) orders, decisions, injunctions, judgments, awards and decree of or agreement with any governmental authority

“Business Day”	means a calendar day not being the Saturday, Sunday or Public Holiday whereby the licensed bank is opened for general banking business in State of New York

“Change Request”	has the meaning ascribed to it in Clause 9

“Company Data”	means all data, records, information, content, database, logs, reports, personal data, analytics outputs, financial data, customer data, operational data, transactional data, loyalty data, wallet data, blockchain data, payment data, and other materials provided by or on behalf of the Company or generated through the system

“Confidential Information”	has the meaning ascribed to it in Clause 12

“Deliverables”	means all software, upgrades, enhancements, documentation, reports, source code, object code, databases, configurations, and materials produced by the Developer under this Agreement.

“Documentation”	means all generally available documentation relating to the Software, including all user manuals, operating manuals, and other instructions, specifications, documents, and materials, in any form or media, that describe any component, feature, requirement or other aspect of the Software, including any functionality, testing, operation or use thereof

“Effective Date”	means 28 May 2026

“Implementation Plan”	has the meaning ascribed in Clause 7 hereto

“Milestone” means	an event or task described in the implementation plan under the Scope of Services that must be completed by the corresponding milestone date set forth herein

“Milestone Date”	means the date by which a particular Milestone must be completed as set forth in the implementation plan under Scope of Services

“Non-Conformity”	means any failure of any (a) Software to conform to the requirements of this Agreement (including any applicable Scope of Services); or (b) Software to conform to the requirements of this Agreement or the Specifications or Deliverable therefor

“Representative”	means, with respect to any person, any and all employees, officers, directors, consultants, advisor and other agents of such Person

“Services”	means the services to be provided by the Developer under this Agreement, including the services described in Clause 3 of this Agreement

“Service Fees”	has meaning ascribed in Clause 6 hereto

“Site”	means the physical location designated by the Company in or in accordance with this Agreement or any Scope of Services for delivery and/or installation of any Software

“Software”	means enterprise business intelligence system and any other software modules, component, routine or source code developed by the Developer hereunder

“Software Deliverable”	means any Software, together with the documentation therefor, required to be delivered as a Milestone as set forth in the Implementation Plan for such Software

“Specification”	means the specification for the Software set forth in the Appendix B hereto

“Term”	has the meaning set forth in Clause 10

“USD” or “US$”	shall mean the legal currency of the United States of America

1.2	Save to the extent that the context or the express provision of this Agreement otherwise requires:

(a)	words using singular or plural number also include the plural or singular number, respectively;

(b)	the terms “hereof”, “herein”, “hereby” and “hereto” and similar words refer to the entire Agreement and not any particular clause, schedule or any other subdivisions of this Agreement;

(c)	a reference to a “clause” or “schedule” is to a clause or schedule to this Agreement;

(d)	the word “include” or “including” shall be deemed to be followed with “without limitation” or “but not limited” whether or not they are followed by such phrases or words of like part;

(e)	reference to any statues or statutory provisions shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

(f)	reference to “this Agreement” or other agreement or document shall be construed as a reference to such agreement or document as amended, modified or supplemental and in effect from time to time and shall include a reference to any document which amends, modifies or supplements it, or is entered into, made or given pursuant to or in accordance with its terms;

(g)	the headings are for convenience only and shall be ignored in construing this Agreement;

(h)	reference to persons include their successors and any permitted transferees and assigns;

(i)	no rule of construction shall apply to the detriment of any party by reason of that party having control and/or was responsible for the preparation of this Agreement or any part thereof;

(j)	whenever this Agreement refers to a number days, such reference shall be to calendar days unless business days are specified;

(k)	in carrying out their obligation and duties under this Agreement, the Parties shall an implied obligation of good faith; and

(l)	each of the schedule and the appendices hereto shall form an integral part of this Agreement.

1.3	The Recitals set for the above are incorporate herein by reference and made a part of this Agreement as if fully set forth herein.

1.4	The Schedules and Appendices to this Agreement shall be incorporated into and deemed part of this Agreement and all reference to this Agreement shall include the Schedules and Appendixes to this Agreement.

1.5	The documents comprising this Agreement shall be read in the following order of precedence:

(a)	the Clauses of this Agreement;

(b)	the Schedules; and

(c)	the Appendixes;

and in the event of a conflict the document higher up in the order of precedence shall prevails to the extents of such inconsistency.

2.	APPOINTMENT

2.1	The Company hereby engages the Developer and the Developer hereby accepts such engagement to develop Software and provide Services related thereto as described herein or otherwise requested by the Company from time to time and described in Scope of Services therefor, all on the terms and conditions contained in this Agreement.

2.2	The Developer shall provide all Scope of Services hereunder in a timely, professional, and workmanlike manner and in accordance with the terms, conditions and Specifications set forth in this Agreement and each Scope of Services.

2.3	The Developer shall design, develop, create, test, deliver, install, configure, integrate, customize and otherwise provide and make fully operational Software as described in each Scope of Services on a timely and professional basis in accordance with all terms, conditions, and Specifications set forth in this Agreement and such Scope of Services. Where the applicable Scope of Services requires or permits delivery of Software in two or more phrases, the Developer shall also provide the Company with integrated Documentations for the Software upon its delivery. The Developer shall ensure all Software complies with Specifications therefor, except to the extent expressly provided otherwise in the Scope of Services for any Software, the Developer shall provide all Software to Company in both object code and source code form.

3.	SCOPE OF SERVICES

3.1	Subject to the terms and conditions of this Agreement, the Developer agrees to use its best effort to provide Services and complete the work agreed upon and described herein, in order to deliver the Software to the Company based on the Scope of Services as described in Appendix A hereto. The Company reserve the right to modify the Scope of Service from time to time during the Term (as defined hereunder) hereof upon reasonable notice to the Developer.

3.2	The Developer shall design, develop, create, test, deliver, install, configure, integrate, customize, and otherwise provide and make fully operational Software as described in each Scope of Service on a timely and professional basis in accordance with all terms, conditions, and Specification set forth in this Agreement and such Scope of Services. Where the applicable Scope of Service requires or permit delivery of the Software in two or more phrase, the Developer shall also provide Company with integrated Documentation for the Software upon its delivery. Developer shall ensure all Software complies with the Specification therefor.

3.3	Each Scope of Services shall be in the form used in Appendix A attached hereto, and shall include the following:

(a)	names and contact information for the Developer Project Manager, and if relevant, Key Personnel of Developer under such Scope of Services;

(b)	a detailed description of the Services to be provided thereunder;

(c)	a detailed description of the Software or other work product (if any) to be developed or otherwise provided under such Scope of Services, including a:

(i)	functional specification;

(ii)	technical specification; and

(iii)	description of the Documentation to be provided;

(d)	an Implementation Plan, including all Milestone, the corresponding Milestone Date, and the Parties respective responsibilities therefor; and

(e)	Service Fee payable under the Scope of Service, the manner in which such Service Fee shall be calculated, the due dates for payment thereof, including any Milestone on which any such Service fees are conditioned, and such other information as the Parties deem necessary.

4.	DELIVERY, TESTING, AND ACCEPTANCE

4.1	Subject Clause 3 above, the Developer shall carry out their respective responsibilities pertaining to the Services and Deliverables rendered by the Developer in accordance with the mutually agreed acceptance test plan.

4.2	Before delivering and installing any Software Deliverable, the Developer shall:

(a)	test the Software component of such Software Deliverable to confirm that it is fully operable, meets all applicable Specifications, and will function in accordance with the Specifications and Documentation when properly installed in the operational environment;

(b)	scan such Software Deliverable using the most up-to-date scanning software and definitions to confirm it is free of harmful code;

(c)	remedy any Non-Conformity or harmful code identified and retest and rescan the Software Deliverable; and

(d)	prepare, test and as necessary, revised Documentation component of the Software Deliverable to confirm it is complete and accurate and conforms to all requirement of this Agreement.

4.3	The Developer shall conduct user acceptance tests (“UAT”) together with the Company which results are to be verified and acknowledge by the Company whereby in the event the end result fails to satisfy the acceptance criteria, the testing shall be repeated at reasonable intervals as required by the Company until those criteria are met.

4.4	Should the Software and/or Deliverables fails to conform to an acceptance test despite numerous repeated UAT, the Company may terminate this Agreement in accordance to Clause 13 herein, in the event that the acceptance test has failed more than three (3) times. The Developer hereby irrevocably agrees to refund all such Service Fees or any part thereof which has been paid to the Developer by the Company within fourteen (14) calendar days from the date of termination of this Agreement.

4.5	The Developer shall deliver each Deliverable and install all Software on or prior to the Milestone Date therefor in accordance with the delivery criteria set forth in Appendix B or such other criteria as may be set forth for such Deliverable in the Scope of Services therefor. Developer shall deliver each Software Deliverable, including complete Documentations and except to the extent the Scope of Services specific otherwise, the source code therefor. No Software Deliverable shall be deemed to have been delivered or installed unless it complies with the preceding sentence.

5.	UPDATE AND CUSTOMIZATION SERVICE LEVELS

5.1	The Developer shall be responsible for the ongoing update and customization of the Software and/or Deliverable and/or solution provided under this Agreement for entire term of the Agreement.

5.2	In the event the Software and/or Deliverables does not perform as required and/or as agreed for the duration of this Agreement, such failure will be notified as per Clause 20 by the Company to the Developer and shall be remedied by the Developer within twenty-four (24) hours upon receipt of the notice.

5.3	If the Developer fails to meet the service level, the following procedures shall be followed:

(a)	the Company shall promptly notify the Developer in writing of the service level breach;

(b)	the developer shall acknowledge the notification and initiate actions to address and resolve the issue.

5.4	If a recurring and confirmed breach of service level, the Developer shall provide service credit to the Company as compensation. Service credit shall be calculated based on the severity and duration of the breach, as mutually agreed upon by both Parties.

6.	CONSIDERATION AND PAYMENT

6.1	Subject to the terms and condition set forth herein, and in consideration of the performance of the Developer of the Services, the Company shall pay the Developer the sum as stipulated in Appendix C hereto (“Service Fees”) in the manner and terms of payment as set forth in Appendix C (“the Method of Payment”).

6.2	Notwithstanding to Clause 6.1 above, the Service Fees may be subject to review upon the Parties’ mutual agreement provided that any such review or revision on the Service Fee shall not be effective unless and until such revisions is agreed in writing by both Parties.

6.3	The Company shall reimburse Developer, in accordance with the Company’s standard expense reimbursement policy in effect from time to time for direct, documented, out-of-pocket [travel and lodging] expense incurred by the Developer in performing its obligation (“Reimbursement Expenses”).

6.4	All taxes, duties and charges of any kind imposed on any of the Parties and/or their officers, agents, employees or representative by any competent tax authority in connection with the performance of work under this Agreement shall be the sole responsibility of such Party concerned.

7.	IMPLEMENTATION

7.1	The Scope of Services may be rendered by the Developer at the Site or off-site as the conditions required such.

7.2	The Parties acknowledge that cooperation of both Parties is integral to the successful and smooth performance of the Scope of Service and accordingly each Party shall cooperate with one another and use its reasonable endeavours to minimize any delay to its respective obligations. In the event that any delay(s) are directly or indirectly caused by the actions or omission of either Party, subject to any extension granted by the Company to the Developer, the period for completion of this Agreement shall be extended accordingly without prejudice to any other rights that either Party may have under this Agreement.

8.	INDIVIDUAL CONTRACT STATUS

8.1	The Developer shall act as independent contractor and no Party shall act as agent for or partner of any of the other Party for any purpose whatsoever, and the employees of one Party shall not be deemed the employees of any of the other Party. No Party shall enter into any agreement with any third party on the other Party’s behalf.

9.	CHANGE REQUEST

9.1	The Company may during the Term of this Agreement make a change request, addition or variation to the Scope of Service or any part thereof (“Change Request”) subject to the terms in Clause 9 herein.

9.2	A Change Request can be made to the Developer by providing a proposal in writing setting out the details of Change Request, the impact of such Change Request on the Parties’ respective obligations [including amendment to the Service Fee (if any)], the date and time frames specified under the Scope of Services.

9.3	Any change made pursuant to a Change Request shall be subject to sign off by representative of both Parties and shall take effect on such date as mutually agreed in writing. Nothing herein shall derogate the Parties’ rights to effect change to the Scope of Services or timelines by such other mode or method as they mutually deem suitable.

10.	TERM

10.1	Notwithstanding to the Agreement Date, the term of this Agreement commences as of the Effective Date and continue in effect until one (1) year from Effective Date unless otherwise frustrated, rescinded and/or terminated in accordance to Clause 13 herein (“Term”) provided that the Parties shall be opened to commercial negotiation from time to time pertaining to the contents of this Agreement whereby should any such negotiation materialize, the Parties shall record such mutually agreed negotiations into written instrument which shall be supplemental to this Agreement.

11.	CONFIDENTIALITY

11.1	For the purposes of this Agreement, “Confidential Information” shall include all information, data, documents, materials, trade secrets, know-how, software, system configurations, technical specifications, business operations, pricing, security measures, processes, manuals, and any other information (whether oral, written, electronic, or otherwise) disclosed by one Party (“Disclosing Party”) to the other Party (“Receiving Party”) in connection with this Agreement, whether before, on, or after the Effective Date, and whether or not such information is marked or designated as confidential.

11.2	The Receiving Party shall at all times:

(a)	maintain the strict confidentiality of the Confidential Information using at least the same degree of care it uses to protect its own confidential information, but in no event less than a reasonable standard of care;

(b)	use the Confidential Information solely for the purpose of performing its obligations under this Agreement;

(c)	ensure that access to Confidential Information is strictly limited to its employees, personnel, agents, or subcontractors who have a legitimate need to know such information for the performance of this Agreement and who are bound by confidentiality obligations no less stringent than those set out herein;

(d)	not disclose, publish, reproduce, or distribute any Confidential Information to any third party without the prior written consent of the Disclosing Party, except as expressly permitted under this Agreement.

11.3	The confidentiality obligations under this Agreement shall not apply to information that the Receiving Party can demonstrate with written evidence:

(a)	was already lawfully in the Receiving Party’s possession prior to disclosure under this Agreement;

(b)	is or becomes publicly available through no breach by the Receiving Party;

(c)	is independently developed by the Receiving Party without reference to the Confidential Information; or

(d)	is lawfully obtained from a third party who is not in breach of any confidentiality obligations.

11.4	Notwithstanding the above, the Receiving Party may disclose Confidential Information to the extent required by Applicable Laws, regulation, court order, or governmental directive, provided that the Receiving Party:

(a)	provides prompt written notice to the Disclosing Party (unless legally prohibited) to allow the Disclosing Party to seek protective measures; and

(b)	discloses only the minimum amount of information legally required.

11.5	The Parties acknowledge that improper disclosure or use of Confidential Information may cause irreparable harm for which monetary damages alone may be inadequate. Accordingly, the Disclosing Party shall be entitled, in addition to any other remedies available at law or in equity, to seek immediate injunctive or other equitable relief to prevent or curtail any actual or threatened breach of this Clause.

11.6	The confidentiality obligations set out in this Clause shall survive termination or expiry of this Agreement for a period of five (5) years, or for as long as the Confidential Information remains confidential under Applicable Laws, whichever is longer. Any Confidential Information relating to source code, system security, or proprietary technology of the Developer shall remain confidential in perpetuity.

12.	REPRESENTATIONS, WARRANTIES, AND INDEMNITIES

12.1	Each Party hereby represents and warrants, on a continuing basis, that:

(a)	it is duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation;

(b)	it has full power, authority, and legal capacity to enter into, execute, deliver, and perform its obligations under this Agreement;

(c)	the execution, delivery, and performance of this Agreement have been duly authorised by all necessary corporate or organizational actions;

(d)	this Agreement constitutes a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, subject only to Applicable Laws relating to insolvency or equitable relief; and

(e)	the execution and performance of this Agreement do not and will not violate or conflict with any Applicable Laws, regulation, constitutional document, contract, or obligation binding upon such Party.

12.2	The Developer hereby irrevocably and unconditionally indemnified Company in full and shall keep indemnified Company from and against losses, costs, liabilities, claims, charges, actions, proceedings, damages, prosecution, expenses and demands which the other party may suffer or incur in any jurisdiction, and which in any case are directly occasioned by and arise from the provisions of the Services by the Developer to Company pursuant to this Agreement, including but not limited to any action or proceedings taken by any governmental authority and any action, claims, demands or proceedings made by any third party for an infringement or violation of its intellectual property rights in design and formulation of deliverables in connection with the purpose originally stated.

13.	TERMINATION

13.1	Without prejudice to any other rights that the Parties may have under this Agreement or at law, either Party may terminate this Agreement immediately by notice in writing upon occurrence of any of the following events:

(a)	where the Party is in breach of this Agreement which is incapable of being remedied or where the breach is capable of being remedied and the breaching Party fails to remedy a breach of this Agreement of which is has received at least thirty (30) days prior written notice to remedy. Such breach includes but is not limited to where:

(i)	a Party materially breaches any of its obligations, warranties, representations or undertakings as set forth in this Agreement; or

(ii)	a Party unreasonably delays the performance of its obligations; or

(iii)	a Party’s action or inaction goes against the purpose and objectives of this Agreement.

(b)	where the other Party:

(i)	becomes or threatens to become or is in jeopardy of becoming subject to any form of insolvency administrations; or

(ii)	ceases or threatens to ceases conducting its business and in the case of the Developer where it ceases to operate as a provider of the Scope of Services; or

(iii)	convenes any meeting of its creditor; or

(iv)	passes a resolution or suffers a petition for winding up; or

(v)	has liquidator or receiver appointed over the whole or any party of its assets; or

(vi)	takes similar actions under the laws of any jurisdiction for the general benefit of creditor of an insolvent or financially troubled subsidiary or parent company (if any).

(c)	by mutual agreement of both Parties.

13.2	In addition, and without prejudice to any other provisions herein and this Agreement shall be terminated immediately without liability to either Party if:

(a)	such termination is necessitated by law or by any order or directive from any lawful, regulatory, governmental, or statutory authority having jurisdiction over the matters herein; or

(b)	such aforementioned directive or regulation expressly prohibits either Party from performing its obligations under this Agreement.

14.	LIABILITY

14.1	Nothing in this Agreement excludes or limits the liability of either Party in respect of:

(a)	death or personal injury caused by its negligence (including negligence by officers, agents, employees, representatives or contractors of the Parties); and

(b)	liability which may not otherwise be limited or excluded under the applicable laws.

14.2	Subject to Clause 12 above, and other than as expressly provided in this Agreement, in no event will either Party be liable to the other for:

(a)	any economic losses (including without limitation, loss of profit, loss of contracts, business or anticipated saving); and/or

(b)	indirect or consequential damages whether arising from negligence, breach of this Agreement, or howsoever; and/or

(c)	loss of goodwill or reputations; and/or

(d)	wasted management or staff time, suffered or incurred by a Party arising out of or in connection with this Agreement, whether or not such losses were within the contemplation of the Parties at the date of this Agreement.

14.3	The Parties acknowledge and agree that in the event of a breach of the Agreement by either Party, the non-defaulting Party shall use its best endeavour to do all things as may reasonably be necessary to mitigate any losses that it may suffer pertaining to such breach.

15.	GOVERNING LAW AND DISPUTE RESOLUTION

15.1	This Agreement shall be governed by and construed and enforced in accordance with the laws of Malaysia.

15.2	Any dispute, controversy or claim arising out of or in relation to this Agreement including any breach of any terms of this Agreement shall be resolved, insofar as it is possible, by mutual consultations between the Parties.

15.3	In the event that no settlement is capable to be reached by the Parties, the dispute shall be resolved by the court of Malaysia.

16.	MISCELLANEOUS

16.1	This Agreement constitutes the entire agreement and understanding between the Parties in relation to its subject matter and supersedes and extinguishes all prior and contemporaneous agreements, negotiations, representations, assurances, warranties, undertakings, statements, understandings, or arrangements of any nature whatsoever, whether written or oral, express or implied, relating to the same subject matter.

16.2	Nothing in this Clause shall limit or exclude any liability which cannot lawfully be limited or excluded under Applicable Laws.

16.3	No amendment, variation, modification, supplement, or waiver of any provision of this Agreement shall be valid, effective, or binding unless it is made in writing and signed by duly authorized representatives of all Parties. For the avoidance of doubt:

(a)	no course of dealing, usage of trade, delay, failure, or forbearance by any Party in enforcing any provision of this Agreement shall constitute a waiver of that provision or any other provision;

(b)	no electronic communication, correspondence, or informal agreement shall amend this Agreement unless expressly stated to constitute a formal amendment and executed in accordance with this Clause; and

(c)	any purported amendment or variation not complying with this Clause shall be null and void and of no legal effect.

17.	NO PARTNERSHIP OR AGENCY

17.1	Nothing in this Agreement shall be construed as establishing a partnership, joint venture, employment, fiduciary relationship, or agency between the Parties. Developer operates solely as an independent contractor.

18.	FORCE MAJEURE

18.1	Neither Party shall be liable for any failure or delay in performing its obligations under this Agreement if, and to the extent that, such failure or delay is caused by an event or circumstance beyond the Party’s reasonable control, which could not have been prevented, avoided, or mitigated through the exercise of reasonable care, foresight, or commercially reasonable efforts (“Force Majeure Event”). Force Majeure Events include, without limitation:

(a)	acts of God, including earthquakes, floods, storms, fire, lightning, or other natural disasters;

(b)	epidemics, pandemics, quarantine or public health emergencies, or governmental or regulatory restrictions;

(c)	acts of terrorism, war, civil unrest, riots, or sabotage;

(d)	strikes, labour disputes, or industrial actions affecting a Party or its key suppliers;

(e)	failure or disruption of telecommunications, internet connectivity, cloud services, or power supply beyond the reasonable control of the affected Party;

(f)	global disruption via cyberattacks, malware, ransomware, or other security incidents originating from third parties outside the Party’s control;

(g)	any law, regulation, or official order preventing or delaying performance.

18.2	The Party affected by a Force Majeure Event shall promptly notify the other Party in writing, describing the nature of the event, its expected duration, and the steps being taken to mitigate its impact. Failure to provide prompt notice shall not invalidate the Force Majeure claim but may affect the Party’s ability to rely on extensions for performance.

18.3	During the continuation of a Force Majeure Event, the affected Party’s obligations under this Agreement shall be suspended to the extent impacted by the event. The affected Party shall use commercially reasonable efforts to resume performance as soon as reasonably practicable.

18.4	If the Force Majeure Event continues for more than sixty (60) consecutive days, either Party may terminate this Agreement by providing written notice to the other Party without incurring liability, except for obligations accrued prior to the Force Majeure Event (including payment obligations).

18.5	No Party shall be liable to the other for any direct, indirect, consequential, or incidental losses, damages, or costs arising out of or related to a Force Majeure Event.

19.	ASSIGNMENT

19.1	The Developer shall not assign, novate, transfer, charge, or otherwise dispose of this Agreement or any of its rights, benefits, or obligations hereunder, whether in whole or in part, without the prior written consent of Company, such consent not to be unreasonably withheld or delayed. Any purported assignment or transfer by the Developer in breach of this Clause shall be null, void, and of no legal effect.

19.2	Notwithstanding the foregoing, the Developer shall not be relieved of its obligations or liabilities under this Agreement by reason of any approved assignment or subcontracting and shall remain fully responsible and liable for the acts, omissions, and performance of any assignee, delegate, or subcontractor as if they were its own.

20.	NOTICES

20.1	Unless expressly stated herein, any notice or communication to be given under this Agreement shall be in writing and be in the English Language and may be given or sent:

(a)	by hand;

(b)	by international courier; and

(c)	by email,

to the Parties at the address stated in Preamble.

20.2	All notice and communication by one Party to the other Party shall be deemed to have been received by the other Party and be effective as follows:

(a)	if by hand, upon written acknowledgement of receipt by a duly authorised officer, employee, agent or representative of the receiving Party;

(b)	if by international courier, five (5) days after notice is posted; and

(c)	if by email, upon sending provided that there is no return email notifying failure of delivery.

21.	SEVERABILITY

21.1	Each provision of this Agreement is severable from the other. If at any time, any provisions hereof is or become illegal, invalid or unenforceable in any respect, the remaining provisions hereof shall in no way be affected or impaired thereby.

22.	WAIVER

22.1	No right of the Parties under this Agreement shall be deemed to be waived except by notice in writing signed by the Party granting the waiver and the waiver of any right shall not prejudice the rights of the Party in respect of any subsequent breach of the Agreement.

23.	CUMULATIVE RIGHTS

23.1	The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or in equity.

24.	TIME OF TH ESSENCE

24.1	Time is of the essence in the performance of this Agreement.

25.	COUNTERPARTS

25.1	This Agreement may be executed by facsimile, pdf digital signature, electronic signature and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date first written above.

For and on behalf of	)
TREASURE GLOBAL INC	)
Company Registration No. 7908921)
)

/s/ TEO CHONG CHAN
		Name:	TEO CHONG CHAN
Designation: Executive Director

For and on behalf of	)
NEXE CLOUD LIMITED	)
BVI Company Registration No: 2175333)
)

/s/ Shawn Pooi
		Name:	Shawn Pooi
Designation: Director

APPENDIX A

SCOPE OF SERVICES AND DELIVERABLES

(To be read and construed as an integral part of this Agreement)

The Scope of Services are entered into by and between the Parties and is hereby incorporated into and made a part of this Agreement, effective as of Effective Date unless otherwise defined herein, all capitalized terms that are used in this Scope of Services will having the meaning given to such terms in the Agreement.

1.	GENERAL INFORMATION

Name of Software	:	Enterprise Business Intelligence System
		(a)	Enterprise-wide strategic planning and architecture design phase required to establish the centralised intelligent ecosystem, governance framework, scalability model and operational blueprint supporting multiples business entities;
		(b)	Centralised enterprise infrastructure deployment and operational engineering required to host and operate the multi-business intelligence ecosystem;
Objective of Software	:	(c)	Development and deployment of the centralised enterprise data warehouse platform consolidating operational, transactional, customer, loyalty and financial intelligence into a unified analytics environment;
		(d)	Enterprise-wide integration and orchestration layer responsible for connecting internal system, external platforms, fintech services, loyal ecosystems, APIs, and operational data source into the centralised intelligence platform; and
		(e)	Centralised enterprise business intelligence and analytics visualization platform delivering executive dashboards, operational intelligence, KPI monitoring, and self-service analytics capabilities across all business entities
Project Effective Date	:	28th May 2026
Completion	:	One (1) year from Effective Date

2.	SCOPE OF SERVICES

2.1	Enterprise Architecture and Infrastructure Planning

Description		Technical		Deliverables
(a)	Enterprise discovery workshops and stakeholder alignment.	(a)	Multi-business intelligence ecosystems.	(a)	Enterprise technical architecture blueprint.
(b)	Business capability mapping and operational analysis.	(b)	Shared centralized infrastructure.	(b)	Infrastructure scalability framework.
(c)	Multi-tenant intelligence platform architecture design.	(c)	High-volume enterprise data processing.	(c)	Security and governance standards.
(d)	Enterprise data governance and security framework.	(d)	Future AI and predictive analytics expansion.	(d)	Multi-tenant operational model.
(e)	Infrastructure scalability and high-availability planning.	(e)	Secure enterprise-grade access management.	(e)	Enterprise KPI and analytics strategy.
(f)	Analytics and KPI strategy framework.	(f)	Cross-platform integration readiness.	(f)	Technical implementation roadmap.
(g)	Enterprise integration architecture planning.			(g)	Risk and operational assessment documentation.
(h)	Technical blueprint and implementation roadmap.			(h)	Executive presentation and governance reporting.
(i)	Risk assessment and compliance planning.
(j)	PMO governance and enterprise coordination.

[the remainder of this page is intentionally left blank]

2.2	Setup Enterprise Infrastructure

Description		Technical		Deliverables
(a)	Enterprise server environment configuration.	(a)	Multiple enterprise business units.	(a)	Production-ready enterprise infrastructure.
(b)	Multi-tenant infrastructure setup.	(b)	Real-time analytics workloads.	(b)	Enterprise monitoring and alerting systems.
(c)	Kubernetes/container orchestration deployment.	(c)	High-volume data processing.	(c)	Secure multi-tenant environment.
(d)	Enterprise security hardening and IAM implementation.	(d)	Centralized BI operations.	(d)	Enterprise DevOps pipelines.
(e)	API gateway and secure network configuration.	(e)	Enterprise-grade security and governance.	(e)	Disaster recovery and backup systems.
(f)	DevOps and CI/CD automation pipelines.	(f)	Scalable future AI and predictive workloads.	(f)	Infrastructure governance documentation.
(g)	Monitoring, observability, and logging systems.			(g)	Operational SOP and deployment framework.
(h)	Backup, disaster recovery, and business continuity setup.
(i)	Performance optimization and scalability engineering.
(j)	Infrastructure documentation and operational handover.

[the remainder of this page is intentionally left blank]

2.3	Setup Enterprise Data Warehouse

Description		Technical		Deliverables
(a)	Enterprise data warehouse architecture design.	(a)	Cross-business intelligence analytics.	(a)	Enterprise centralized data warehouse.
(b)	Data lake and storage framework implementation.	(b)	Real-time and historical analytics workloads.	(b)	Multi-source analytics repository.
(c)	Dimensional and analytical data modeling.	(c)	Large-scale transactional datasets.	(c)	Data governance and lineage framework.
(d)	Master data management (MDM).	(d)	Multi-source operational reporting.	(d)	Enterprise ETL/ELT processing pipelines.
(e)	Historical data migration and cleansing.	(e)	Predictive analytics readiness.	(e)	Master data management environment.
(f)	Enterprise ETL/ELT pipeline engineering.	(f)	Enterprise-grade governance and auditability.	(f)	Enterprise reporting-ready datasets.
(g)	Data quality and validation framework.			(g)	Performance-optimized analytics infrastructure.
(h)	Metadata management and lineage tracking.
(i)	Query optimization and performance engineering.
(j)	Testing, UAT, and production rollout.

[the remainder of this page is intentionally left blank]

2.4        Enterprise Data Integration Layer

Description		Technical		Deliverables
(a)	Enterprise API gateway and integration framework.	(a)	Multi-platform enterprise ecosystems.	(a)	Enterprise API integration framework.
(b)	Real-time data streaming architecture.	(b)	Real-time operational intelligence.	(b)	Real-time data streaming environment.
(c)	Internal system integrations (ERP, CRM, POS, Wallet, Loyalty).	(c)	High-volume transactional synchronization.	(c)	Secure multi-platform integration layer.
(d)	Third-party and fintech platform integrations.	(d)	Secure enterprise API management.	(d)	Enterprise orchestration and middleware services.
(e)	Blockchain and payment gateway integrations.	(e)	Event-driven architecture and streaming analytics.	(e)	Centralized monitoring and fault management.
(f)	Enterprise middleware and orchestration layer.	(f)	Cross-business data orchestration.	(f)	Secure external API connectivity.
(g)	Data synchronization and transformation services.	(g)	Future AI and automation integration readiness.	(g)	Enterprise integration governance documentation.
(h)	Integration security and encrypted communications.
(i)	Monitoring, logging, and fault management.
(j)	Integration testing, UAT, and production rollout.

[the remainder of this page is intentionally left blank]

2.5	Enterprise BI Visualization Layer

Description		Technical		Deliverables
(a)	Enterprise dashboard architecture and framework.	(a)	Real-time enterprise operational monitoring.	(a)	Executive intelligence dashboards.
(b)	Executive reporting and strategic intelligence dashboards.	(b)	Executive-level strategic intelligence reporting.	(b)	Enterprise KPI and reporting framework.
(c)	Operational analytics and monitoring dashboards.	(c)	Multi-business analytics environments.	(c)	Operational analytics dashboards.
(d)	KPI engineering and metric framework development.	(d)	Large-scale analytics datasets.	(d)	Interactive drilldown reporting system.
(e)	Interactive drilldown analytics and visualization.	(e)	Secure role-based reporting access.	(e)	Self-service analytics environment.
(f)	Self-service BI and analytics enablement.	(f)	Interactive enterprise drilldowns and segmentation.	(f)	Role-based BI governance model.
(g)	Role-based access governance and permissions.	(g)	Mobile executive reporting accessibility.	(g)	Mobile-responsive enterprise reporting platform.
(h)	Mobile-responsive dashboard optimization.
(i)	Query optimization and analytics acceleration.
(j)	UAT, user onboarding, training, and rollout.

[the remainder of this page is intentionally left blank]

2.6	Intelligence Activation

2.6.1	Complete business intelligence activation, focusing on customer journey analytics, revenue intelligence, and operational metrics to drive data informed decision making.

No.	Scope, Services and Training
Intelligence Activation
(A)	Business Discovery & Requirement Workshop
(B)	Customer Journey Analytics
(C)	Enterprise Data Strategy Planning
(D)	KPI Engineering and Operational Metrics
(E)	North Star Strategy
(F)	Identify Customer “Aha Moments”
(G)	Revenue Intelligence Analytics
(H)	Merchant and Customer Analytics
(I)	Executive Dashboard Customization
(J)	Customer Retention Analytics
(K)	Executive Reporting Framework
(L)	UAT and Roll Out

[the remainder of this page is intentionally left blank]

APPENDIX B

SPECIFICATION

(To be read and construed as an integral part of this Agreement)

This Appendix spells out the list and the particular of the Specification to be provided by the Developer to the Company under this Agreement.

[the remainder of this page is intentionally left blank]

APPENDIX C

METHOD AND MILESTONES OF PAYMENT

(To be read and construed as an integral part of this Agreement)

1.	SERVICES FEE

1.1	In consideration of the performance of the Developer of its obligation and the provision of the Scope of Services pursuant to this Agreement, unless otherwise agreed by the Parties in writing, the Company shall pay to the Developer the total sum of United Stated Dollar Two Million Two Hundred Thousand (US$2,200,000.00) (“Service Fees”) and the method and milestone payment in the following manner:

Milestone	Description	Amount
1	Upon Signing this Agreement / Effective Date	United States Dollar Three Hundred Thousand (US$300,000.00) only
2	Upon Completion Section 2.1 & 2.2 of Appendix B	United States Dollar Three Hundred Thousand (US$300,000.00) only
3	Upon Completion Section 2.3 & 2.4 of Appendix B	United States Dollar Three Hundred Thousand (US$300,000.00) only
4	Upon Completion Section 2.5 of Appendix B	United States Dollar Three Hundred Thousand (US$300,000.00) only
5	Upon Completion of Section 2.6 of Appendix B	United States Dollar Five Hundred Thousand (US$500,000.00) only
6.	Completion of project acceptance	United States Dollar Five Hundred Thousand (US$500,000.00) only

1.2	Within two (2) days from the Effective Date, the Company shall pay Milestone 1 to the Developer by way of wire transfer of immediately available funds to the bank account designated by the Developer in accordance with Section 1.3 below.

1.3	All such monies to be transferred to the Developer by the Company shall be made to the following bank account:

Accountholder	:	Nexe Cloud Limited
Account Number	:	[***]
Bank Name	:	[***]
Bank Routing / Swtifh Code	:	[***]
Bank Address	:	[***]

1.4	The Developer shall submit a detailed invoice to the Company, outlining such part of the Services Fee due and payable and the Company shall make the payment within seven (7) calendar days from the Company’s receipt of the invoice.

1.5	Pursuant to Clause 9 and if any additional services to be provided by the Developer on the request of the Company, beyond and above the Scope of Services in this Agreement, the Parties shall agree upon such additional services and the scope of services, deliverable, timeline and associated expenses. Such Change Request shall be reduced in writing after both Parties have agreed to the terms and conditions.

[the remainder of this page is intentionally left blank]